UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2026

DATA STORAGE CORPORATION

(Exact name of registrant as specified in its charter)

(Former Name of Registrant)

Nevada	001-35384	98-0530147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

244 5th Avenue, Second Floor, Suite 2821

New York, New York 10001

(Address of principal executive offices) (zip code)

212-564-4922

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	DTST	The Nasdaq Capital Market
Warrants to purchase shares of Common Stock, par value $0.001 per share	DTSTW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2025 Annual Bonus for Chief Executive Officer

On February 9, 2026, the Board of Directors (the “Board”) of Data Storage Corporation (the “Company”) approved the issuance to Charles M. Piluso, the Company’s Chief Executive Officer, of an annual bonus for the fiscal year ended December 31, 2025, consisting of a cash payment within the limits set forth in his then current employment agreement for annual cash bonuses, and a discretionary equity award of 160,600 restricted stock units, which will vest in full on May 20, 2026.

Amendments to Executive Employment Agreements

The Company previously entered into employment agreements, dated March 28, 2023, with each of Charles M. Piluso, the Company’s Chief Executive Officer, and Chris Panagiotakos, the Company’s Chief Financial Officer, as amended on January 1, 2024 (as amended, the “Original Employment Agreements”). On February 13, 2026, the Company entered into amendments to the Original Employment Agreements (the Original Employment Agreements, as amended, are referred to as “Amended Employment Agreements”) with each of Charles M. Piluso and Chris Panagiotakos (each, an “Executive”), in accordance with the recommendation of the Compensation Committee of the Board and as approved by the Board. The Amended Employment Agreements are effective as of January 1, 2026 for an initial term of three years (the “Extended Term”), which Extended Term shall automatically be extended for successive one-year terms unless the Company or the Executive gives 90 days written notice of its intention not to renew prior to the expiration of the then current term (the “Employment Term”).

The pertinent terms and conditions of the respective Amended Employment Agreement for Mr. Piluso and Mr. Panagiotakos are summarized below.

Base Salary

Mr. Piluso will receive an annual base salary of $275,000 per year during the Employment Term.

Mr. Panagiotakos will receive an annual base salary of $270,000 per year during the Employment Term.

Equity Compensation

Upon execution of the Amended Employment Agreement by the Company and Mr. Piluso, pursuant to the terms thereof, Mr. Piluso received one-time equity awards pursuant to the Company’s 2021 Stock Incentive Plan, as amended and restated (the “Incentive Plan”), consisting of 250,000 stock options and 60,000 restricted stock units (“RSUs”), which stock options and RSUs will vest one-third on each of May 20, 2027, May 20, 2028, and May 20, 2029. Upon the Company’s consummation of the acquisition of an entity that has $3,000,000 in trailing twelve months (“TTM”) revenue, Mr. Piluso will also receive 30,000 vested performance stock units (“PSUs”) pursuant to the Incentive Plan. He will also receive three grants of 75,000 PSUs (up to an aggregate of 225,000 PSUs), which awards will vest upon the Company’s market capitalization reaching each of: (i) $30 million, (ii) $60 million and (iii) $90 million for a period of twenty (20) trading days.

Upon execution of the Amended Employment Agreement by the Company and Mr. Panagiotakos, pursuant to the terms thereof, Mr. Panagiotakos received one-time equity awards pursuant to the Incentive Plan, consisting of 125,000 stock options and 60,000 RSUs, which stock options and RSUs will vest one-third on each of May 20, 2027, May 20, 2028, and May 20, 2029.

Bonus Plans

Mr. Piluso is eligible for an annual cash bonus ranging from 0% to 200% of his annual base salary, with a target of 100%, for each calendar year during the Employment Term. He will also receive a one-time cash bonus of $100,000 for each completed acquisition of an entity that has $3,000,000 in TTM revenue and a one-time cash bonus of $250,000 upon the completion of a reverse merger.

Mr. Panagiotakos is eligible for an annual cash bonus ranging from 0% to 200% of his annual base salary, with a target of 50%, for each calendar year during the Employment Term.

Termination Provisions

If the Executive’s employment is terminated by the Company for Cause (as such term is defined in the Amended Employment Agreement), the Company is only required to pay the Executive his base salary and accrued vacation through the last day of employment and all non-vested equity awards are automatically forfeited. If the Executive is terminated due to death, disability or resigns without Good Reason (as such term is defined in the Amended Employment Agreement), the Company is obligated to pay the Executive, in a single lump sum, his base salary and accrued vacation through the last day of employment, as well as a pro rata portion of his applicable annual target bonus for the fiscal year in which termination occurs, and, in the event of termination due to death or disability, the immediate vesting of all outstanding equity awards.

If the Executive is terminated, prior to the expiration of the Extended Term, by the Company without Cause (and not due to death or disability) or by the Executive upon resignation for Good Reason, the Executive is entitled to receive his base salary for the remainder of the Extended Term, the acceleration of all outstanding equity awards, and a one-time severance payment equal to one times the base salary he was receiving at the time of termination, plus an amount equal to the pro rata portion of his last annual cash bonus he received. If the Executive is terminated by the Company without Cause (and not due to death or disability) or upon resignation by the Executive for Good Reason within 24 months of a Change in Control (as such term is defined Amended Employment Agreement), the Executive is entitled to receive his base salary for the remainder of the Extended Term, the acceleration of all outstanding equity awards, and a one-time lump sum severance payment equal to one times the base salary he was receiving at the time of termination, plus an amount equal to the last annual cash bonus he received, irrespective of whether the Extended Term has expired at the time of the Change in Control. All severance payments are conditioned upon the execution of a general release by the Executive.

Resignation of Executive Officer

On February 12, 2026, Harold Schwartz submitted his resignation as President of the Company, effective immediately in light of his position with the acquiror of the divested entity. Mr. Schwartz’s resignation is not the result of any disagreement with the Company on any matter relating to the Company’s financials, operations, policies, or practices.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit Number	Exhibit Description
10.1	Employment Agreement Amendment between Data Storage Corporation and Charles M. Piluso, dated February 13, 2026
10.2	Employment Agreement Amendment between Data Storage Corporation and Chris Panagiotakos, dated February 13, 2026
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within in the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 13, 2026	DATA STORAGE CORPORATION

	By:	/s/ Charles M. Piluso
	Name:	Charles M. Piluso
	Title:	Chief Executive Officer